Exhibit 99.1

INCOME FUND
EIGHT B L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER

2007

ICON Income Fund Eight B L.P.

- Third Quarter 2007 Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  As of September 30, 2007, Eight B had 740,530 limited partnership units outstanding.

During the reporting period, Eight B continued to operate in its Liquidation Period, during which time Eight B’s assets are being sold in the ordinary course of business.  The leased equipment in Eight B’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Eight B retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight B’s general partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to limited partners.  Availability of cash to be used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global Internet protocol solutions provider, announced that it entered into a network agreement with Highwinds Network Group, Inc.  Highwinds' RollingThunder™ network consists of strategically placed data centers, which house server and storage technology used to manage content in eight North American and European cities. Through the new partnership with Global Crossing, the RollingThunder™ network also connects to Global Crossing's extensive IP-based network, which is connected by more than 100,000 route miles of fiber-optic cabling linking more than 320 cities in 31 countries.  (Source:  Global Crossing press release dated August 28, 2007, more current information may be available)

Portfolio Overview

Eight B’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates.  As of September 30, 2007, Eight B’s equipment portfolio consisted primarily of the following investments:

Income leases

• State-of-the-art telecommunications equipment subject to a 48-month lease with  Global Crossing.  Eight B acquired the equipment for approximately $7,858,000.  The lease is scheduled to expire on March 31, 2011.

Growth leases

• Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  Eight B owns a 100% interest and a 50% interest in the entities that own each aircraft.  The combined purchase price of the interests in both aircraft was approximately $114,592,000, comprised of approximately $6,375,000 in cash and non-recourse debt in the amount of approximately $108,217,000.  The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011. In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

10% Status Report

As of September 30, 2007, the two Cathay aircraft were the only assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s equipment portfolio.  Both Cathay aircraft are scheduled to remain on lease during the next year.

As of September 30, 2007, the two Cathay aircraft leases (B-HXM and B-HXN) had 48 and 45 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and, to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Asset Dispositions

On August 8, 2007, Eight B sold all of its rights in five aircraft engine modules leased to American Airlines, Inc. (fka TWA Airlines, LLC) to an unrelated third party.  Eight B originally purchased the engine modules for an aggregate purchase price of approximately $5,950,000, of which Eight B paid approximately $4,040,000 in cash and assumed approximately $1,910,000 of non-recourse debt.  All debt was prepaid in November 2003.  After expenses, Eight B received net proceeds from the sale of approximately $5,547,000 resulting in a gain on the sale of approximately $1,042,000.

Through knowledgeable management of carefully selected equipment, the General Partner employed its tested approach to investing in equipment with a strong residual value to make an original cash investment of approximately $4,040,000 generate approximately $9,110,000 for Eight B, resulting in an annual compounded yield of approximately 22.8% over the life of the transaction.

Distribution Analysis

On June 17, 2007, Eight B entered into its Liquidation Period.  From the commencement of the offering to the beginning of the Liquidation Period, Eight B continued to make monthly distributions at a rate of 8% per annum.  As of June 17, 2007, Eight B reduced its distribution rate to 2.75% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight B has made 88 monthly distributions to its limited partners.  During the first nine months of 2007, Eight B paid its limited partners $4,497,089 in cash distributions.  As of September 30, 2007, a $10,000 investment made at the initial closing would have received $6,522 in cumulative distributions representing a return of approximately 65% of such initial investment.

Fund Summary
Offering Period                                                                                                     5/19/2000- 10/17/2001
Size of Offering                                                                                                     $75,000,000
Original No. of Limited Partners                                                                         2,832

Outlook and Overview

Excluding the equipment leased to American Airlines, Inc., which was sold on August 8, 2007, the equipment leased to Global Crossing scheduled to expire in March 2011 is the next lease scheduled to expire.

As of September 30, 2007, Eight B had $590,699 in cash and cash equivalents on hand.  Substantially all of Eight B’s cash flows are derived from sales proceeds and rental payments.  On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for contingencies.  The remaining cash flows are then available for monthly distribution to limited partners.

Eight B is a permitted borrower, together with several other funds managed by the General Partner, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  On August 21, 2007, Eight B repaid $5,500,000 of borrowings, thereby reducing Eight B’s outstanding balance to $1,255,000 as of September 30, 2007.  The interest rate at September 30, 2007 was 7.75%.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

Assets

	September 30,
	2007	December 31,
	(unaudited)	2006
Current assets
Cash and cash equivalents	$590,699	$888,290
Current portion of net investment in finance leases	1,663,153	67,667
Accounts Receivable	14,618	1,593,778
Other current assets	4,725	1,397,527

Total current assets	2,273,195	3,947,262

Non-current assets
Net investments in finance leases, less current portion	5,429,142	-
Leased equipment at cost, (less: accumulated depreciation
of $25,148,687 and $43,018,821, respectively)	54,156,400	68,969,109
Equipment held for sale	-	140,400
Investments in joint ventures	3,466,787	4,315,573
Other non-current assets, net	1,362,448	1,405,017

Total non-current assets	64,414,777	74,830,099

Total Assets	$66,687,972	$78,777,361

Liabilities and Partners' Equity

Current liabilities
Accrued expenses and other liabilities	$435,342	$2,166,028
Current portion of non-recourse long-term debt	3,739,072	6,430,655
Due to General Partner and affiliates	143,070	-
Deferred rental income	245,454	138,021
Revolving line of credit, recourse	1,255,000	3,125,000

Total current liabilities	5,817,938	11,859,704

Non-current liabilities
Non-recourse long-term debt, net of current portion	43,324,361	46,142,220

Total Liabilities	49,142,299	58,001,924

Minority Interest	-	498,287

Commitments and contingencies

Partners' Equity
General Partner	(473,637)	(446,575)
Limited Partners	18,019,310	20,723,725

Total Partners' Equity	17,545,673	20,277,150

Total Liabilities and Partners' Equity	$66,687,972	$78,777,361

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue:
Rental income	$1,654,645	$3,505,650	$6,986,662	$11,688,675
Finance income	247,408	21,963	508,191	126,044
Loss from investments in joint ventures	(64,959)	(727,631)	(223,058)	(1,722,039)
Net gain (loss) on sales of equipment	1,052,787	(103,755)	431,775	342,558
Interest and other income	687	32,219	67,417	103,547

Total revenue	2,890,568	2,728,446	7,770,987	10,538,785

Expenses:
General and administrative	74,085	87,983	341,311	1,586,731
Depreciation and amortization	999,505	2,828,231	3,620,745	8,087,923
Impairment loss	-	319,770	-	319,770
Management fees - General Partner	-	-	-	410,842
Administrative expense reimbursements - General Partner	-	-	-	161,980
Interest	849,362	1,092,317	2,577,334	2,834,886
Minority interest	-	285,385	100,178	337,827

Total expenses	1,922,952	4,613,686	6,639,568	13,739,959

Net income (loss)	$967,616	$(1,885,240)	$1,131,419	$(3,201,174)

Net income (loss) allocable to:
Limited Partners	$957,940	$(1,866,388)	$1,120,105	$(3,169,162)
General Partner	9,676	(18,852)	11,314	(32,012)

	$967,616	$(1,885,240)	$1,131,419	$(3,201,174)

Weighted average number of limited partnership
units outstanding	740,530	741,530	741,138	741,824

Net income (loss) per weighted average limited
partnership unit outstanding	$1.29	$(2.52)	$1.51	$(4.27)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
(unaudited)

	Limited
	Partnership			Total
	Units	Limited	General	Partners'
	Outstanding	Partners'	Partner	Equity
Opening balance, January 1, 2006	742,830	$27,317,628	$(380,487)	$26,937,141

Limited partnership units redeemed	(1,300)	(51,135)	-	(51,135)
Cash distributions to partners	-	(5,934,486)	(59,944)	(5,994,430)
Net loss	-	(608,282)	(6,144)	(614,426)

Period ended December 31, 2006	741,530	20,723,725	(446,575)	20,277,150

Cash distributions to partners	-	(1,483,061)	(14,980)	(1,498,041)
Net loss	-	(119,821)	(1,210)	(121,031)

Period ended March 31, 2007	741,530	19,120,843	(462,765)	18,658,078

Limited partnership units redeemed	(1,000)	(25,298)	-	(25,298)
Cash distributions to partners	-	(1,483,062)	(14,981)	(1,498,043)
Net income	-	281,986	2,848	284,834

Period ended June 30, 2007	740,530	17,894,469	(474,898)	17,419,571
		-	-	-
Cash distributions to partners	-	(833,099)	(8,415)	(841,514)
Net income	-	957,940	9,676	967,616

Period ended September 30, 2007	740,530	$18,019,310	$(473,637)	$17,545,673

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Cash flows from operating activities:
Net income (loss)	$1,131,419	$(3,201,174)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(6,483,206)	(11,293,412)
Finance income	(508,191)	(126,044)
Net gain on sales of equipment	(431,775)	(342,558)
Loss from investments in joint ventures	223,058	1,722,039
Impairment loss	-	319,770
Depreciation and amortization	3,620,745	8,087,923
Interest expense on non-recourse financing paid directly to lenders by lessees	2,265,881	2,765,542
Minority interest	100,178	337,827
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	1,324,242	631,420
Accounts receivable	287,043	126,519
Due to General Partner and affiliates	143,070	142,836
Other assets	(79,718)	822,551
Deferred rental income	109,121	401,946
Accounts payable and other liabilities	(261,139)	1,197,855

Net cash provided by operating activities	1,440,728	1,593,040

Cash flows from investing activities:
Distributions received from joint ventures	633,828	-
Proceeds from sales of equipment and sales advances received	11,783,785	924,309
Purchase of leased equipment	(7,754,746)	-

Net cash provided by investing activities	4,662,867	924,309

Cash flows from financing activities:
Cash distributions to partners	(3,837,598)	(4,497,089)
Proceeds from revolving line of credit	3,630,000	2,340,000
Repayment of revolving line of credit	(5,500,000)	-
Distributions to minority interest in joint venture	(668,290)	(271,238)
Cash paid for redemption of limited partnership units	(25,298)	(51,135)

Net cash used in financing activities	(6,401,186)	(2,479,462)

Net (decrease) increase in cash and cash equivalents	(297,591)	37,887
Cash and cash equivalents, beginning of the period	888,290	964,730

Cash and cash equivalents, end of the period	$590,699	$1,002,617

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$311,453	$64,537

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$7,775,323	$12,772,561
Escrow utilized to pay non-recourse debt	$-	$281,868
Transfer of leased equipment to direct finance lease	$7,743,990	$403,565
Transfer of leased equipment to equipment held for sale	$-	$108,800
Transfer of equipment from direct finance lease to equipment held for sale	$-	$37,120

Transactions with Related Parties

Prior to May 1, 2006, in accordance with the terms of Eight B’s Limited Partnership Agreement, Eight B paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Eight B or through its joint ventures and (ii) acquisition fees, through the Reinvestment Period, of 3% of the gross value of Eight B’s acquisitions.  In addition, the General Partner was reimbursed for administrative expenses incurred in connection with Eight B's operations.  Although the General Partner continues to provide these services, effective May 1, 2006, the General  Partner waived its rights to future management fees and administrative expense reimbursements.

The General Partner performs certain services relating to the management of Eight B’s equipment leasing activities.  Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are costs incurred by the General Partner and are necessary to Eight B’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner or expenses for rent, depreciation or utilities of the General Partner.

The General Partner also has a 1% interest in Eight B’s profits, losses, distributions and liquidation proceeds. Eight B paid distributions to the General Partner of $38,376 for the nine months ended September 30, 2007.   The General Partner’s interest in Eight B’s net income and loss for the three months ended September 30, 2007 and 2006 was $9,676 and $(18,852), respectively.  The General Partner’s interest in Eight B’s net income and loss for the nine months ended September 30, 2007 and 2006 was $11,314 and $(32,012), respectively.

There were no charges for the nine months ended September 30, 2007, since the fees were waived effective May 1, 2006. However, if the fees were not waived, the total management fees for the three and nine months ended September 30, 2007 would have been approximately $77,000 and $347,000, respectively. If the fees were not waived, the total administrative expense reimbursements for the three and nine months ended September 30, 2007, would have been approximately $100,000 and $344,000, respectively.

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight B’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.